Zero Coupon Convertible Debentures due 2018


                            AMF Bowling, Inc., Issuer



                                    INDENTURE


                            Dated as of May 12, 1998


                          The Bank of New York, Trustee

                               TABLE OF CONTENTS(1)
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                                                                                                                  PAGE
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               ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.     Definitions........................................................................................2
Section 1.02.     Incorporation by Reference of Trust Indenture Act..................................................8
Section 1.03.     Rules of Construction..............................................................................8

                            ARTICLE II THE SECURITIES


Section 2.01.     Form and Dating....................................................................................8
Section 2.02.     Execution and Authentication.......................................................................9
Section 2.03.     Registrar, Paying Agent and Conversion Agent.......................................................9
Section 2.04.     Paying Agent to Hold Money and Securities in Trust................................................10
Section 2.05.     Securityholder Lists..............................................................................10
Section 2.06.     Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depositary........10
Section 2.07.     Replacement Securities............................................................................13
Section 2.08.     Outstanding Securities; Determinations of Holders' Action.........................................14
Section 2.09.     Temporary Securities..............................................................................15
Section 2.10.     Cancellation......................................................................................15
Section 2.11.     Persons Deemed Owners.............................................................................15
Section 2.12.     CUSIP Numbers.....................................................................................15

                      ARTICLE III REDEMPTION AND PURCHASES


Section 3.01.     Right to Redeem; Notices to Trustee...............................................................16
Section 3.02.     Selection of Securities to be Redeemed............................................................16
Section 3.03.     Notice of Redemption..............................................................................16
Section 3.04.     Effect of Notice of Redemption....................................................................17
Section 3.05.     Deposit of Redemption Price.......................................................................17
Section 3.06.     Securities Redeemed in Part.......................................................................17
Section 3.07.     Conversion Arrangement on Call for Redemption.....................................................18
Section 3.08.     Purchase of Securities at Option of the Holder....................................................18
Section 3.09.     Redemption at the Option of the Holder upon a Change of Control...................................23
Section 3.10.     Effect of Purchase Notice or Repurchase Notice....................................................27
Section 3.11.     Deposit of Purchase Price or Change of Control Redemption Price...................................28
Section 3.12.     Securities Purchased in Part......................................................................28
Section 3.13.     Covenant to Comply with Securities Laws upon Purchase of Securities...............................28
Section 3.14.     Repayment to the Company..........................................................................28
Section 3.15.     No Purchase in Event of Default...................................................................28

                               ARTICLE IV COVENANTS


Section 4.01.     Payment of Securities.............................................................................29
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(1) This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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Section 4.02.     Financial Information; SEC Reports................................................................29
Section 4.03.     Compliance Certificate............................................................................30
Section 4.04.     Further Instruments and Acts......................................................................30
Section 4.05.     Maintenance of Office or Agency...................................................................30
Section 4.06.     Existence.........................................................................................31
Section 4.07.     Maintenance of Properties.........................................................................31
Section 4.08.     Payment of Taxes and Other Claims.................................................................31
Section 4.09.     Calculation of Original Issue Discount............................................................31

                         ARTICLE V SUCCESSOR CORPORATION


Section 5.01.     When the Company May Merge or Transfer Assets.....................................................32

                         ARTICLE VI DEFAULTS AND REMEDIES


Section 6.01.     Events of Default.................................................................................32
Section 6.02.     Acceleration......................................................................................33
Section 6.03.     Other Remedies....................................................................................34
Section 6.04.     Waiver of Past Defaults...........................................................................34
Section 6.05.     Control by Majority...............................................................................34
Section 6.06.     Limitation on Suits...............................................................................34
Section 6.07.     Rights of Holders to Receive Payment..............................................................35
Section 6.08.     Collection Suit by Trustee........................................................................35
Section 6.09.     Trustee May File Proofs of Claim..................................................................35
Section 6.10.     Priorities........................................................................................36
Section 6.11.     Undertaking for Costs.............................................................................36
Section 6.12.     Waiver of Stay, Extension or Usury Laws...........................................................36

                               ARTICLE VII TRUSTEE


Section 7.01.     Duties of Trustee.................................................................................36
Section 7.02.     Rights of Trustee.................................................................................37
Section 7.03.     Individual Rights of Trustee......................................................................38
Section 7.04.     Trustee's Disclaimer..............................................................................38
Section 7.05.     Notice of Defaults................................................................................38
Section 7.06.     Reports by Trustee to Holders.....................................................................38
Section 7.07.     Compensation and Indemnity........................................................................38
Section 7.08.     Replacement of Trustee............................................................................39
Section 7.09.     Successor Trustee by Merger.......................................................................40
Section 7.10.     Eligibility; Disqualification.....................................................................40
Section 7.11.     Preferential Collection of Claims Against Company.................................................40
Section 7.12.     Trustee's Application for Instructions from the Company...........................................40

                       ARTICLE VIII DISCHARGE OF INDENTURE


Section 8.01.     Discharge of Liability on Securities..............................................................40
Section 8.02.     Repayment to the Company..........................................................................40
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
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                              ARTICLE IX AMENDMENTS

Section 9.01.     Without Consent of Holders........................................................................41
Section 9.02.     With Consent of Holders...........................................................................41
Section 9.03.     Compliance with Trust Indenture Act...............................................................42
Section 9.04.     Revocation and Effect of Consents, Waivers and Actions............................................42
Section 9.05.     Notation on or Exchange of Securities.............................................................42
Section 9.06.     Trustee to Sign Supplemental Indentures...........................................................42
Section 9.07.     Effect of Supplemental Indentures.................................................................42

                               ARTICLE X CONVERSION


Section 10.01.    Conversion Privilege..............................................................................43
Section 10.02.    Conversion Procedure..............................................................................43
Section 10.03.    Fractional Shares.................................................................................44
Section 10.04.    Taxes on Conversion...............................................................................44
Section 10.05.    Company to Provide Stock..........................................................................44
Section 10.06.    Adjustment of Conversion Rate.....................................................................44
Section 10.07.    When Adjustment May Be Deferred...................................................................47
Section 10.08.    When No Adjustment Required.......................................................................47
Section 10.09.    Notice of Adjustment..............................................................................47
Section 10.10.    Voluntary Increase................................................................................47
Section 10.11.    Notice of Certain Transactions....................................................................48
Section 10.12.    Effect of Reclassification, Consolidation, Merger or Sale.........................................48
Section 10.13.    Company Determination Final.......................................................................48
Section 10.14.    Trustee's Adjustment Disclaimer...................................................................48
Section 10.15.    Simultaneous Adjustments..........................................................................49
Section 10.16.    Successive Adjustments............................................................................49
Section 10.17.    General Considerations............................................................................49

                             ARTICLE XI MISCELLANEOUS


Section 11.01.    Trust Indenture Act...............................................................................49
Section 11.02.    Notices...........................................................................................49
Section 11.03.    Communication by Holders with Other Holders.......................................................50
Section 11.04.    Certificate and Opinion as to Conditions Precedent................................................51
Section 11.05.    Statements Required in Certificate or Opinion.....................................................51
Section 11.06.    Separability Clause...............................................................................51
Section 11.07.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar....................................51
Section 11.08.    Legal Holidays....................................................................................51
Section 11.09.    Governing Law.....................................................................................51
Section 11.10.    No Recourse Against Others........................................................................51
Section 11.11.    Successors........................................................................................52
Section 11.12.    Multiple Originals................................................................................52
Section 11.13.    Liquidated Damages................................................................................52


EXHIBIT A--Form of Security
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                                     -iii-

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                             CROSS REFERENCE TABLE*

TIA                                                                                                          Indenture
Section                                                                                                       Section
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
310(a)(1).........................................................................................................7.10
     (a)(2).......................................................................................................7.10
     (a)(3).....................................................................................................N.A.**
     (a)(4).......................................................................................................N.A.
     (b)....................................................................................................7.08; 7.10
     (c)..........................................................................................................N.A.
3.11(a)...........................................................................................................7.11
     (b)..........................................................................................................7.11
     (c)..........................................................................................................N.A.
3.12(a)...........................................................................................................2.05
     (b).........................................................................................................11.03
     (c).........................................................................................................11.03
     (d)..........................................................................................................7.06
3.13(a)...........................................................................................................7.06
     (b)(1).......................................................................................................N.A.
     (b)(2).......................................................................................................7.06
     (c).........................................................................................................11.02
     (d)..........................................................................................................7.06
3.14(a)....................................................................................................4.02; 11.02
     (b)..........................................................................................................N.A.
     (c)(1)......................................................................................................11.04
     (c)(2)......................................................................................................11.04
     (c)(3).......................................................................................................N.A.
     (d)..........................................................................................................N.A.
     (e).........................................................................................................11.05
3.15(a)...........................................................................................................7.01
     (b)...................................................................................................7.05; 11.02
     (c)..........................................................................................................7.01
     (d)..........................................................................................................7.01
     (e)..........................................................................................................6.11
3.16(a) (last sentence)...........................................................................................2.08
     (a)(1)(A)....................................................................................................6.05
     (a)(1)(B)....................................................................................................6.04
     (a)(2).......................................................................................................N.A.
     (b)..........................................................................................................6.07
3.17(a)(1)........................................................................................................6.08
     (a)(2).......................................................................................................6.09
     (b)..........................................................................................................2.04
3.18(a)..........................................................................................................11.01

*     Note:    This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture

**    Note:    N.A. means Not Applicable

      INDENTURE, dated as of May 12, 1998, between AMF Bowling, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Debentures due 2018 (the "Securities"):


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section I.1. Definitions. Unless the context otherwise requires, the following terms are used in this Indenture with the meanings specified or referred to below:

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be "control".

      "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 Principal Amount of Securities as of such date of determination divided by the Conversion Rate in effect as of such date of determination.

      "Applicable Principal Amount" means, as of any date of determination, with respect to each $1,000 Principal Amount of Securities, the Issue Price of such Securities plus accrued Original Issue Discount with respect to such Securities through such date of determination.

      "Bankruptcy Law" has the meaning assigned thereto in Section 6.01 hereof.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

      "Board Resolution" means a vote duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

      "Business Day" means each day of the year on which banking institutions are not required or authorized by law or executive order to close in The City of New York or the city in which the Corporate Trust Office is located.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Cash" has the meaning assigned thereto in Section 3.08(b) hereof.

      "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of Cash, other than any Cash that is distributed upon a merger or consolidation to which Section 10.12 applies or as part of a distribution referred to in paragraph (d) of Section 10.06.

      A "Change of Control" shall be deemed to have occurred at the time, after the Issue Date, of:

        (A) the acquisition by any Person, other than the Permitted Holders and their Related Parties, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company, and such Person beneficially owns more of such voting stock than the Permitted Holders and their Related Parties; or

        (B) any consolidation of the Company with, or merger of the Company into, any other Person other than the Permitted Holders and their Related Parties, any merger of another Person, other than the Permitted Holders and their Related Parties, into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person other than the Permitted Holders and their Related Parties (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

provided, however, that a Change of Control shall not be deemed to have occurred if either (x) the closing price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or ending immediately prior to the date of the Change of Control (in the case of a Change of Control under clause (ii) above) shall equal or exceed 105% of the Applicable Conversion Price in effect on each such Trading Day or (y) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock. For purposes of this definition, the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the SEC pursuant to the Exchange Act.

      "Change of Control Company Notice" has the meaning assigned thereto in
Section 3.09(b)(i) hereof.

      "Change of Control Redemption Price" has the meaning assigned thereto in
Section 3.09(a) hereof.

      "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.12, however, shares of Common Stock issuable upon conversion, redemption or repurchase of the Securities shall include only shares of Common Stock, par value of $0.01 per share, of the Company as it exists on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor Person replaces it pursuant to the applicable provisions of this Indenture and, thereafter, "Company" shall mean such successor Person. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Company Notice" has the meaning assigned thereto in Section 3.08(e) hereof.

      "Company Notice Date" has the meaning assigned thereto in Section 3.08(c) hereof.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary, and delivered to the Trustee.

      "Conversion Agent" has the meaning assigned thereto in Section 2.03 hereof.

      "Conversion Date" has the meaning assigned thereto in Section 10.02 hereof.

      "Conversion Rate" has the meaning assigned thereto in Section 10.01 hereof.

      "Corporate Trust Office" or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

      "Current Market Price" means the Sale Price per share of Common Stock on the Trading Day next succeeding the date on which a payment in respect of such Common Stock is made.

      "Custodian" shall mean The Bank of New York, as custodian for the Depositary with respect to the Securities in global form, or any successor entity thereto.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor Person replaces it pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "Event of Default" has the meaning assigned thereto in Section 6.01 hereof.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Excess Purchase Payment" means the excess, if any, of (i) the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock over (ii) the Current Market Price.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

      "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

      "Initial Purchasers" means Goldman, Sachs & Co., Cowen & Company, Morgan Stanley & Co. Incorporated and Schroder & Co. Inc.

      "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security.

      "Legal Holiday" has the meaning assigned thereto in Section 11.08 hereof.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

      "Market Capitalization" means, with respect to a specified date, the product of (i) the current market price per share (determined as provided in paragraph (h) of Section 10.06) of the Common Stock as of such date times (ii) the number of shares of Common Stock outstanding on such date.

      "Market Price" has the meaning assigned thereto in Section 3.08(d) hereof.

      "Nasdaq National Market" means the electronic inter-dealer quotation system operated by The Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

      "Notice of Default" has the meaning assigned thereto in Section 6.01 hereof.

      "NYSE" means The New York Stock Exchange, Inc.

      "Officer" means the Chairman of the Board of Directors, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

      "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who may be counsel to, or any officer or employee of, the Company.

      "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security. For purposes of this Indenture and the Securities, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, beginning on May 12, 1998.

      "outstanding", when used with respect to Securities, shall be determined in accordance with and as defined in Section 2.08 hereof.

      "Over-allotment Option" has the meaning assigned thereto in Section 2.02 hereof.

      "Paying Agent" has the meaning assigned thereto in Section 2.03 hereof.

      "Permitted Holders" means Goldman, Sachs & Co. and any of its Affiliates.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Portal Market" means The Portal_ Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

      "Principal Amount" of a Security means the principal amount at maturity set forth under the caption "Principal Amount" on the face of the Security.

      "Purchase Agreement" means the Purchase Agreement, dated May 6, 1998, relating to the Securities, among the Company, the Designated Subsidiaries named therein and the Initial Purchasers.

      "Purchase Date" has the meaning assigned thereto in Section 3.08(a) hereof.

      "Purchase Notice" has the meaning assigned thereto in Section 3.08(a) hereof.

      "Purchase Price" has the meaning assigned thereto in Section 3.08(a) hereof.

      "Redemption Date" means a date specified for redemption of the Securities (other than redemption upon a Change of Control at the option of the Securityholder) in accordance with the terms of the Securities and Section 3.01 of this Indenture.

      "Redemption Price" has the meaning assigned thereto in paragraph 5 of the Securities.

      "Registrar" has the meaning assigned thereto in Section 2.03 hereof.

      "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of May 12, 1998, among the Company, the Designated Subsidiaries named therein and the Initial Purchasers, as the same may be amended from time to time.

      "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

      "Repurchase Date" has the meaning assigned thereto in Section 3.09(a) hereof.

      "Repurchase Notice" has the meaning assigned thereto in Section 3.09(b)(ii) hereof.

      "Restricted Securities" has the meaning assigned thereto in Section 2.06(d) hereof.

      "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

      "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

      "Sale Price" has the meaning assigned thereto in Section 3.08(d) hereof.

      "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

      "Securities" shall have the meaning set forth in the second paragraph of this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

      "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

      "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

      "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      "Trigger Event" has the meaning assigned thereto in Section 10.06(g) hereof.

      "Trust Officer" means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, "Trustee" shall mean such successor Trustee. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      Section I.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "Indenture Securities" means the Securities.

      "Indenture Security Holder" means a Securityholder.

      "Indenture to be Qualified" means this Indenture.

      "Indenture Trustee" or "Institutional Trustee" means the Trustee.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

      Section I.3. Rules of Construction. Unless the context otherwise requires:

      (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (b)  "or" is not exclusive;

      (c)  "including" means including, without limitation; and

      (d) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE II

                                 THE SECURITIES

        Section II.1. Form and Dating. The Securities and the Trustee's certificate of authentication for the Securities shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have any notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof.

      Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect transfers and conversions, redemptions or repurchases permitted hereby. Any endorsement of a Security in global form to reflect the amount of any decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, on any Security in global form shall be made to the Holder of such Security.

      Section II.2. Execution and Authentication. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President and attested by its Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $900,000,000 upon a Company Order without any further action by the Company; provided, however, that if the Company sells any Securities pursuant to the Initial Purchasers' overallotment option (the "Over-allotment Option") granted pursuant to the Purchase Agreement, then the Trustee shall also authenticate and deliver additional Securities for original issue in an aggregate Principal Amount of up to $225,000,000 pursuant to the Over-Allotment Option upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

      Section II.3. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for purchase or payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion into Common Stock (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer , conversion, redemption, repurchase and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent and the Securities. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or an Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

      Section II.4. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or shares of Common Stock, if payment in securities is permitted, sufficient to make such payments when such payments are due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay or deliver all money and shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

      Section II.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 12 and November 12 a listing of Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

      Section II.6. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depositary

      (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

      Securities may be exchanged for a like aggregate Principal Amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at the office or agency of any Registrar or co-registrar and the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

      All Securities presented for registration of transfer or for exchange into like Securities, for conversion, redemption or repurchase or for payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

      No service charge shall be charged to the Securityholder for any exchange for like Securities or registration of transfer of Securities, but the Company, as a condition to any exchange or transfer, may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

      None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (i) any Securities for a period of 15 days next preceding any selection of Securities to be redeemed, or (ii) any Securities or portions thereof selected or called for redemption, or (iii) any Securities or portion thereof surrendered for conversion into Common Stock, or (iv) any Securities or portion thereof surrendered for repurchase or redemption (and not withdrawn) pursuant to Section
3.08 or 3.09, respectively.

      All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

      (b) So long as the Securities are eligible for book-entry settlement with the Depositary (as defined below), or unless otherwise required by law, all of the Securities shall be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

      Except as provided below, beneficial owners of a Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Securities in global form.

      (c) Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on the Portal Market or as may be required for the Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

      (d) Every Security that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion, redemption or repurchase of the Securities and required to bear the legend required under Section 2.06(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.06(d) and 2.06(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

      Any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion, redemption or repurchase thereof, which shall bear the legend required under Section 2.06(e), if applicable) shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Security is fully transferable by a non-affiliate pursuant to Rule 144(k) under the Securities Act (or any successor provision), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

      THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION, REDEMPTION OR REPURCHASE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITIES OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR REPURCHASE THEREOF.

      THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY OR ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

      Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth herein have been satisfied may, upon surrender of such Securities for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legend required by this
Section 2.06(d).

      Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Security in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

      The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities in global form. Initially, the Securities in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

      If at any time the Depositary for a Security in global form notifies the Company that it is unwilling, unable or ineligible to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If (i) a successor Depositary for the Security is not appointed by the Company within 90 days after the Company receives such notice or (ii) the Company, at any time in its sole discretion, determines not to have any Securities in global form, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in an aggregate Principal Amount equal to the Principal Amount of the Securities in global form, in exchange for such Securities in global form.

      Securities in certificated form issued in exchange for a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

      At such time as all interests in a Security in global form have been converted, redeemed, repurchased or canceled for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Security in global form is converted, redeemed or repurchased by the Company pursuant to Article III or canceled, the Principal Amount of such Security in global form shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

      (e) Any stock certificate representing Common Stock issued upon conversion, redemption or repurchase of a Security shall bear a legend in substantially the same form as set forth in the preceding paragraph (d), unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), such Common Stock has been issued upon conversion, redemption or repurchase of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or such Common Stock is fully transferable by a non-affiliate pursuant to Rule 144(k) under the Securities Act (or any successor provision), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock.

      Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

      Section II.7. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a registration number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be converted, redeemed or repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, convert, redeem or repurchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.07, the Company may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section II.8. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Repurchase Date, or on Stated Maturity, money or shares of Common Stock, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive such payment); provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article X, then from and after such conversion such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

      Section II.9. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section II.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has repurchased pursuant to Article III hereof or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be returned to the Company.

      Section II.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount, the Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, the Redemption Price, the Purchase Price, the Change of Control Redemption Price and interest, if any, in respect thereof, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section II.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE III

                            REDEMPTION AND PURCHASES

      Section III.1. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraphs 5 and 7 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 (a) in the case of any redemption of fewer than all of the Securities, at least 40 days before the Redemption Date and (b) in the case of a redemption of all of the Securities, no later than the date that the Company is required to give notice to the Holders pursuant to Section 3.03, in each case unless a shorter notice shall be satisfactory to the Trustee.

      Section III.2. Selection of Securities to be Redeemed. If less than all the Securities held in definitive form are to be redeemed, the Trustee shall select the definitive Securities to be redeemed pro rata or by lot or by a method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 35 days, but not more than 60 days, before the Redemption Date from outstanding definitive Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

      Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section III.3. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall fully identify the Securities to be redeemed and shall state:

      (a)  the Redemption Date;

      (b)  the Redemption Price;

      (c)  the Conversion Rate;

      (d) the name and address of the Paying Agent and the Conversion Agent;

      (e) that Securities called for redemption may be converted at any time before the close of business on the applicable Redemption Date;

      (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

      (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (h) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

      (i) that Original Issue Discount and interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (j) the CUSIP number or numbers for the Securities.

      The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

      Section III.4. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

      Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

      Section III.5. Deposit of Redemption Price. Prior to or by 10:00 a.m. on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted for Common Stock, and on or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price) Original Issue Discount on the Securities or portion of Securities called for redemption shall cease to accrue and such Securities shall cease after the close of business on the Redemption Date to be convertible into Common Stock and, except as provided in this Section
3.05 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest, if any, and Liquidated Damages, if any, to (but excluding) the Redemption Date. The Paying Agent shall as promptly as practicable return to the Company any money (with interest, if any, thereon), not required for that purpose because of conversion of Securities. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      Section III.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

      Section III.7. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion for Common Stock of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Holders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by or on behalf of the Company for the redemption of the Securities, is not less than the Redemption Price, including interest, if any, to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued Original Issue Discount, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article X) surrendered by such purchasers for conversion, all immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any and all losses, liabilities, claims, damages or expenses arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

        Section III.8.  Purchase of Securities at Option of the Holder

      (a) General. Securities shall be purchased by the Company pursuant to paragraph 6(a) of the Securities as of May 12, 2003, May 12, 2008 and May 12, 2013 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price") at the option of the Holder thereof, upon:

      (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, which Purchase Notice has not been withdrawn, stating:

           (A) the certificate number of the Security delivered by such Holder to be purchased;

           (B) the portion of the Principal Amount of such Security delivered by such Holder to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof;

           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6(a) of the Securities and in this Indenture; and

           (D) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such Purchase Price shall ultimately be payable to such Holder entirely in Cash because any of the conditions to the payment of the Purchase Price (or such portion) in Common Stock is not satisfied prior to or on the Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (1) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (2) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

      (ii) book-entry transfer or delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time (whether prior to, on or after the Purchase Date) after delivery of the Purchase Notice at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

      If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Securities previously submitted for purchase pursuant to a Purchase Notice, in respect of the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(i), such Holder shall be deemed to have elected to receive Cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security only if and to the extent that the Principal Amount of such portion to be repurchased is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of any such portion of a Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of the Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice by delivery at any time prior to the close of business on the Purchase Date of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Securities to be purchased pursuant to Section 3.08(a) as of such Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in Cash and/or Common Stock; provided that the Company will pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, in which case the Company may purchase the Securities of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.08(b) or Section 3.08(d).

      At least two Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

              (i)   the manner of payment selected by the Company;

             (ii)   the information required by Section 3.08(e);

            (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with; and

             (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

      (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to purchase Securities, in whole or in part, with Cash, a Company Notice as provided in Section 3.08(e) shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date").

      (d) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to
Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in Cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock issuable upon repurchase shall be based on the aggregate amount of Securities to be purchased.

      If the Company elects to purchase the Securities by the issuance of shares of Common Stock, a Company Notice as provided in Section 3.08(e) shall be sent to the Holders in the manner provided in Section 11.02 (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

      The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

           (i) the Company having given timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

          (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act, unless the shares of Common Stock so issued can be resold by the Securityholder receiving such shares without registration under the Securities Act pursuant to Rule 144 under the Securities Act or otherwise (unless such Securityholder is the Company or an Affiliate of the Company);

         (iii) compliance with all other applicable federal and state securities laws, if any, including any necessary qualification or registration under other applicable federal and state securities laws or the availability of an exemption from such qualification and registration;

          (iv) the fact that the information necessary to calculate the Market Price of the Common Stock is reported in a daily newspaper of national circulation; and

           (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions
(ii) and (iii) above have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date.

      If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date pursuant to this Section
3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in Cash.

      The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day prior to the applicable Purchase Date if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if it is not a Trading Day, then on the last Trading Day prior to such third Business Day, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 10.06; subject, however, to the conditions set forth in Sections 10.07 and 10.08. The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market.

      Upon determination of the actual number of shares of Common Stock in accordance with the foregoing provisions, the Company will publish such determination in a daily newspaper of national circulation.

      (e) Notice of Election. The Company's notices of election to purchase with Cash or Common Stock, or any combination thereof, shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 11.02 at the time specified in Section 3.08(c) or (d), as applicable (each, a "Company Notice"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

      In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

           (i) state that each Holder whose securities are to be repurchased will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities delivered by such Holder (except any Cash amount to be paid in lieu of fractional share); and

           (ii) set forth the method of calculating the Market Price and state that because the Market Price of Common Stock will be determined prior to the Purchase Date, the Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      In any case, each Company Notice shall state:

                (A)   the Purchase Price and Conversion Rate;

                (B) the name and address of the Paying Agent and the Conversion Agent;

                (C) that Securities as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                (D) that Securities must be surrendered to the Paying Agent to collect payment;

                (E) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (D);

                (F) the procedures the Holder must follow under this Section
      3.08;

                (G) briefly, the conversion rights of the Securities; and

                (H) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 3.08(a)(i)(D) or Section 3.10).

      At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

      (f) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Securities shall be duly and validly issued and fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company will endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon repurchase of Securities, if any, and will use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      (g) Procedure upon Purchase. On the Business Day following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent Cash (in respect of a Cash purchase under Section 3.08(c) or for fractional interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. Any issuance of Common Stock in respect of the Purchase Price shall be deemed to have been effected immediately prior to the close of business on the applicable Purchase Date and the Person or Persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such repurchase shall be deemed to have become on such Purchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

      (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

      Section III.9. Redemption at the Option of the Holder upon a Change of Control

      (a) Right to Require Repurchase. If a Change of Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the Principal Amount thereof that is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Change of Control Company Notice at a purchase price (the "Change of Control Redemption Price") equal to the Issue Price plus accrued Original Issue Discount and interest, if any, and Liquidated Damages, if any, to the Repurchase Date. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article VIII, unless a Change of Control shall have occurred prior to such discharge. At the option of the Company, the Change of Control Redemption Price, or a portion thereof, may be paid in Cash or, subject to the conditions specified in Section 3.09(c), in Common Stock.

      (b) Notices; Method of Exercising Repurchase Right, Etc. (i) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company shall give to all Holders of Securities, in the manner provided in Section 11.02, notice (the "Change of Control Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

      Each Change of Control Company Notice shall state:

        (A)     the Repurchase Date,

        (B)     the date by which the repurchase right must be exercised,

        (C)     the Change of Control Redemption Price,

        (D) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Change of Control Redemption Price,

        (E) that on the Repurchase Date the Change of Control Redemption Price will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest, if any, and Original Issue Discount shall cease to accrue on and after said date,

        (F) the Conversion Rate then in effect, the date on which the right to convert the Principal Amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

        (G) the place or places that the certificate required by the Securities to elect repurchase upon a Change of Control shall be delivered, and the form of such certificate.

           In addition, at least two Business Days preceding the Repurchase Date, the Company shall give to all Holders of the Securities, in the manner provided in Section 11.02, notice specifying whether the Change of Control Redemption Price will be payable in cash or Common Stock or a combination of Cash and Common Stock (specifying the percentage of each) and shall deliver a copy of such notice to the Trustee.

           At the Company's request, the Trustee shall give the Change of Control Company Notice or such notice with respect to the payment of the purchase price in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of either such notice shall be prepared by the Company.

           No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

           If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

           (ii) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Change of Control Company Notice (A) written notice (a "Repurchase Notice") of the Holder's exercise of such right, which notice shall set forth (w) the certificate number of the Security which the Holder will deliver to be purchased; (x) the portion of the Principal Amount of such Security to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof; (y) that such Security shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6(b) of the Securities and in this Indenture; and (z) if the Company elects to pay the Change of Control Redemption Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Change of Control Redemption Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Change of Control Redemption in Common Stock are not satisfied prior to or on the Repurchase Date, as set forth in Section 3.09(d) or (e), whether such Holder elects
      (1) to withdraw such Purchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (2) to receive Cash in respect of the entire Change of Control Redemption Price for all Securities (or portions thereof) to which such Repurchase Notice relates; and (B) via book-entry transfer or delivery, such Security to the Paying Agent at any time (whether prior to, on or after the Repurchase Date) after delivery of such Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change of Control Redemption Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in such Repurchase Notice. If a Holder, in such Holder's Repurchase Notice pursuant to this section 3.09 (and in any withdrawal notice with respect to a portion of a Holder's Securities previously submitted for purchase pursuant to a Repurchase Notice, the portion that remains subject to such Repurchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (z) of this paragraph, such Holder shall be deemed to have elected to receive Cash in respect of the entire Change of Control Redemption Price for all Securities subject to such Repurchase Notice in the circumstances set forth in such clause (z).

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.09 shall have the right to withdraw such notice by delivery at any time prior to the close of business on the Repurchase Date of a withdrawal notice to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice of a Holder pursuant to this Section 3.09.

      (c) Company's Right to Elect Manner of Payment of Change of Control Redemption Price. The Company may elect with respect to any Repurchase Date to pay the Change of Control Redemption Price in respect of the Securities to be purchased pursuant to Section 3.08(a) as of such Repurchase Date, in Cash or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 3.09(d) and (e); provided that the Company will pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.09 shall receive the same percentage of Cash and/or Common Stock in payment of the Change of Control Redemption Price for such Securities, except (i) as provided in this Section 3.09(c) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, in which case the Company may purchase the Securities of such Holder or Holders for Cash. Once the Company has given its Change of Control Company Notice to Holders the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.09(c) or
Section 3.09(d).

      (d) Payment by Issuance of Common Stock. At the option of the Company, the Change of Control Redemption Price of Securities in respect of which a Repurchase Notice of a Holder pursuant to Section 3.09(b) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Change of Control Redemption Price of such Securities in Cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company will not issue a fractional share of Common Stock in payment of the Change of Control Redemption Price. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Security purchased, the amount of Cash payable in respect of fractional shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

      The Company's right to exercise its election to pay the Change of Control Redemption Price, in whole or in part, through the issuance of shares of Common Stock shall be conditioned upon:

           (i) the Company having given timely the notice required pursuant to
      Section 3.09(a) of its election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

           (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Change of Control Redemption Price under the Securities Act, unless the shares of Common Stock so issued can be resold by the Securityholder receiving such shares without registration under the Securities Act pursuant to Rule 144 under the Securities Act or otherwise (unless such Securityholder is the Company or an Affiliate of the Company);

           (iii)compliance with all other applicable federal and state securities laws, if any, including any necessary qualification or registration under other applicable federal and state securities laws or the availability of an exemption from such qualification and registration; and

           (iv) the fact that the information necessary to calculate the Market Price of the Common Stock is reported in a daily newspaper of national circulation; and

           (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Change of Control Redemption Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Change of Control Redemption Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Repurchase Date.

       If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Repurchase Date and the Company elected to purchase the Securities to be purchased as of such Repurchase Date pursuant to this Section
3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Change of Control Redemption Price in respect of such Securities of such Holder or Holders in Cash.

      Upon determination of the actual number of shares of Common Stock in accordance with the foregoing provisions, the Company will publish such determination in a daily newspaper of national circulation.

      (e) Procedure upon Purchase. The provisions of 3.08(f), (g) and (h) shall apply, mutatis mutandis, to the delivery of Cash and shares of Common Stock in satisfaction of the Change of Control Redemption Price pursuant to this Section 3.09.

      Section 11.10. Effect of Purchase Notice or Repurchase Notice. Upon receipt by the Company of the Purchase Notice or Repurchase Notice specified in
Section 3.08(a) or Section 3.09(b), as applicable, the Holder of the Security in respect of which such Purchase Notice or Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Redemption Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Redemption Price shall be paid to such Holder promptly following the later of
(x) the Purchase Date or the Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(b), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.08(a) or Section 3.09(b), as applicable. Securities in respect of which a Purchase Notice or Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Repurchase Notice, as the case may be, unless such Purchase Notice or Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Repurchase Date, as the case may be, to which it relates specifying:

      (a) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

      (b) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

      (c) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      A written notice of withdrawal of a Purchase Notice or Repurchase Notice, as the case may be, may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(i)(D) or 3.09(b)(ii)(1), as the case may be, or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(i)(D) or 3.09(b)(ii)(1), as the case may be, and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      Section III.11. Deposit of Purchase Price or Change of Control Redemption Price. On or before the Business Day following a Purchase Date or a Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of Cash and/or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Redemption Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Purchase Date or Repurchase Date, as the case may be.

      Section III.12. Securities Purchased in Part. Any Security that is to be purchased pursuant to Section 3.08 or Section 3.09 only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased or redeemed.

      Section III.13. Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase of Securities under Section
3.08 or 3.09 hereof, the Company shall (a) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (b) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 and 3.09 to be exercised in the time and in the manner specified in Section 3.08 and 3.09.

      Section III.14. Repayment to the Company. Subject to Section 8.02 hereof, the Trustee and the Paying Agent shall return to the Company any Cash or shares of Common Stock or other property that remain unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of a Purchase Price or Change of Control Redemption Price, as the case may be; provided, however, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change of Control Redemption Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Repurchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Repurchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

      Section III.15. No Purchase in Event of Default. There shall be no purchase of any Securities pursuant to Section 3.08 or repurchase pursuant to
Section 3.09 (other than through the issuance of Common Stock in payment of the Purchase Price or Change of Control Redemption Price, including Cash in lieu of any fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Redemption Price, as the case may be, with respect to such Securities).


                                   ARTICLE IV

                                    COVENANTS

      Section IV.1. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. The Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price and interest, if any, shall be considered paid on the applicable date due or, in the case of a Purchase Price or Change of Control Redemption Price, on the Business Day following the applicable Purchase Date or Repurchase Date, as the case may be, if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue and, in the case of any late payment of the Principal Amount, Purchase Price or Change of Control Redemption Price, shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Such interest shall be payable on demand.

      Section IV.2. Financial Information; SEC Reports. The Company will deliver to the Trustee (a) as soon as available (and in any event no later than the time within which the Company is required to file its Form 10-K with the SEC) after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company, and (b) as soon as available (and in any event no later than the time within which the Company is required to file its Forms 10-Q with the SEC) after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; provided that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the third paragraph of this Section 4.02.

      So long as the Securities or the Common Stock issued upon conversion of the Securities are Restricted Securities, if the Company is not subject to either Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder of Securities (or holders of Common Stock issued upon conversion of the Securities) provide to such Holder of Securities (or holders of such Common Stock) and any prospective purchaser designated by such Holders (or holders of such Common Stock), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.

      The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act

      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      Section IV.3. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate in which one of the two Officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which the signers may have knowledge.

      The Company will deliver to a Trust Officer of the Trustee, forthwith upon becoming aware of any Default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

      Any notice required to be given under this Section 4.03 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

      Section IV.4. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section IV.5. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency of The Bank of New York located at 101 Barclay Street, Floor 21 West, New York, New York 10286 (Attention: Corporate Trust Administration) shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

      Section IV.6. Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors, in its sole discretion, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

      Section IV.7. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

      Section IV.8. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, or upon the income, profits or property of the Company or any Subsidiary, (b) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary, and (c) all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (a) and (b), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (ii) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

      Section IV.9. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

      Section V.1. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

           (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture, and shall have provided for conversion rights in accordance with the Indenture;

           (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

           (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

      Section VI.1. Events of Default.  An "Event of Default" occurs if:

           (a) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, interest, if any, Redemption Price, Purchase Price or Change of Control Redemption Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, as applicable, provided that, in the case of a default in the payment of Liquidated Damages, such default in payment of Liquidated Damages continues for a period of 30 days;

           (b) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (plus an additional 60 days in the case of defaults subject to cure, provided the Company commences such cure within the initial 60 days and is diligently pursuing such cure);

           (c) any default which results in the acceleration of any Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount of $25 million or more;

           (d) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 60 consecutive days; or

           (e) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

      "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

      A Default under clause (b) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (b) above after actual receipt of such notice (a "Notice of Default"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

      Section VI.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount and interest, if any, and any Liquidated Damages to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount and interest, if any, and any such Liquidated Damages shall be due and payable immediately. If an Event of Default specified in Section 6.01(d) or (e) occurs and is continuing, the Issue Price and accrued Original Issue Discount and interest, if any, and any Liquidated Damages on all Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount and interest, if any, and any Liquidated Damages that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      Section VI.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount, interest, if any, Liquidated Damages, if any, and any other amounts payable in respect of the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section VI.4. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of

Default described in Section 6.01(a), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected, or (c) a Default with respect to the right of the Holder to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

      Section VI.5. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

      Section VI.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

           (a) the Holder gives to the Company and the Trustee written notice stating that an Event of Default is continuing;

           (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

           (c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any cost, liability or expense satisfactory to the Trustee;

           (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

           (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.

      No Securityholder may use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section VI.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, in respect of a default in the payment of any such amounts on a Security held by such Holder, on or after the respective due dates expressed in such Security and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or adversely affected without the consent of each such Holder.

      Section VI.8. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

      Section VI.9. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

      Section VI.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

           First:     to the Trustee for amounts due under Section 7.07;

           Second: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

           Third:     the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

      Section VI.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

      Section VI.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Change of Control Redemption Price in respect of Securities, or any interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     TRUSTEE

      Section VII.1.  Duties of Trustee

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

           (b) Except during the continuance of an Event of Default:

                (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (i) this paragraph (c) does not limit the effect of paragraph
      (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05. Subparagraphs (c)(i), (ii) and
      (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

           (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security or indemnity reasonably satisfactory to it against any cost, liability or expense.

           (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

      Section VII.2.  Rights of Trustee

           (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers' Certificate or Opinion of Counsel.

           (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

           (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

      Section VII.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co- registrar may do the same with the like rights. However, the Trustee must comply with Section 7.10 and 7.11.

      Section VII.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the offering memorandum for the Securities or in the Indenture or the Securities (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section VII.5. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default described in Section 6.01(a), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not give notice of a Default pursuant to Section 6.01(b) until at least sixty days have passed since its occurrence.

      Section VII.6. Reports by Trustee to Holders. Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

      Section VII.7. Compensation and Indemnity.  The Company agrees:


      (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (c) to indemnify the Trustee for, and to hold it harmless against, any cost, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Change of Control Redemption Price or interest, if any, as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d) or (e), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

      Section VII.8. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

           (a) the Trustee fails to comply with, or ceases to be eligible under,
Section 7.10;

           (b)  the Trustee is adjudged bankrupt or insolvent;

           (c) a receiver, conservator or public officer takes charge of the Trustee or its property; or

           (d) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason and, in the case of removal by the Holders (as set forth above), the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding have not appointed a successor Trustee within 30 days of such removal, the Company shall promptly appoint, by Board Resolution, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Section VII.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trustee business (including the trust created by this Indenture) or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section VII.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of $50,000,000) as set forth in its most recent published annual report of conditions. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

      Section VII.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

      Section 7.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

      Section VIII.1. Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable and the Company deposits with the Trustee Cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums due and payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

      Section VIII.2. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any Cash, securities or other property held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York, or mail to each such Holder, notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company.


                                   ARTICLE IX

                                   AMENDMENTS

      Section IX.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture and the Securities without the consent of any
Securityholder:

           (a)  to cure any ambiguity, defect or inconsistency;

           (b) to comply with Article V or Section 10.12 hereof;

           (c) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;
           (d) to make any change that does not adversely affect the right of any Securityholder; or

           (e) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA.

      Section IX.2. With Consent of Holders. The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities or the Registration Rights Agreement. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities (or, in the case of clause (b) below, the Registration Rights Agreement) may not:

           (a) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

           (b) make any change to the manner or rate of accrual of Original Issue Discount, Liquidated Damages, if any, or interest, if any, reduce the rate of interest referred to in paragraph 1 of the Securities, extend the time for payment of or impair or adversely affect the right of any Holder to receive Original Issue Discount, Liquidated Damages, if any, or interest, if any, on any Security;

           (c) reduce or impair or adversely affect the right of any Holder to receive the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

           (d) reduce or impair or adversely affect the right of any Holder to receive the Redemption Price, Purchase Price or Change of Control Redemption Price of any Security;

           (e) make any Security payable in money or securities other than that stated in this Indenture or the Security;

           (f) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities,

           (g) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage of Securities the Holders of which must consent to any matter;

           (h) make any change that impairs or adversely affects the right to convert any Security into Common Stock; or

           (i) make any change that adversely affects the right to require the Company to repurchase the Securities pursuant to Section 3.08, or the right to require the Company to repurchase the Securities upon a Change of Control pursuant to Section 3.09, in accordance with the terms thereof and this Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      Section IX.3. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA as then in effect, if then required to so comply.

      Section IX.4. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice or revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

        Section IX.5. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      Section IX.6. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      Section IX.7. Effect of Supplemental Indentures. Upon the effectiveness of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                    ARTICLE X

                                   CONVERSION

      Section X.1. Conversion Privilege. A Holder of a Security may convert such Security for Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 of the Securities, subject to adjustment as herein set forth.

      A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

      Section X.2. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder of Securities satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 10.03. Any issuance of Common Stock pursuant to Section 10.01 shall be deemed to have been effected immediately prior to the close of business on the applicable Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such repurchase shall be deemed to have become on such Conversion Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

      Except as provided in this Article X, no payment or adjustment will be made for (a) the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, (b) dividends on or other distribution with respect to any Common Stock or (c) accrued Original Issue Discount. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

      If more than one Security shall be delivered for conversion by the same Holder, the number of full shares of Common Stock which shall be issuable upon such conversion shall be computed on the basis of the aggregate Principal Amount of all the Securities so delivered.

      Any Security that is to be converted only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not converted.

      Section X.3. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Security purchased, the amount of Cash payable in respect of fractional shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

      Section X.4. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

      Section X.5. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

      All shares of Common Stock delivered upon conversion of the Securities shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company will endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon conversion of Securities, if any, and will use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      Section X.6. Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:

      (a) If the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such

Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph
(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      (b) Subject to the last sentence of paragraph (g) of this Section 10.06, if the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 10.06) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. If any right, option or warrant terminates or expires without being exercised, the Conversion Rate shall, upon such termination or expiration, be changed to the Conversion Rate that would have been in effect at the time of such termination or expiration had such right, option or warrant, to the extent outstanding immediately prior to such expiration or termination, never been issued.

      (c) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) Subject to the last sentence of paragraph (g) of this Section 10.06, if the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (b) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (a) of this Section and (iv) any merger or consolidation to which Section 10.12 applies), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 10.06) of the Common Stock on such Determination Date less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (h) of this Section 10.06.

      (e) If the Company shall, by dividend or otherwise, make a Cash Distribution in an aggregate amount that, together with (i) the aggregate amount of any other Cash Distributions made within the 12 months preceding the date of payment of such distribution in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 10.06 has been made and (ii) any Excess Purchase Payment made within the 12 months preceding the date of such distribution and in respect of which no adjustment pursuant to this paragraph
(e) or paragraph (f) of this Section 10.06 has been made, exceeds 12.5% of the Company's Market Capitalization on the Determination Date for such Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (x) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 10.06) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such excess divided by (2) the number of shares of Common Stock outstanding on such Determination Date and (y) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph
(h) of this Section 10.06) of the Common Stock on such Determination Date.

      (f) If the Company or any its Subsidiaries shall make Excess Purchase Payments in an aggregate amount that, together with (i) the aggregate amount of any other Excess Purchase Payments made by the Company or any Subsidiary within the 12 months preceding such Excess Purchase Payment in respect of which no adjustment pursuant to this paragraph (f) or paragraph (e) of this Section 10.06 has been made and (ii) the aggregate amount of any Cash Distributions made within the 12 months preceding such Excess Purchase Payment in respect of which no adjustment pursuant to this paragraph (f) and paragraph (e) of this Section
10.06 has been made, exceeds 12.5% of the Company's Market Capitalization as of the Determination Date for such Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (x) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 10.06) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such excess divided by (2) the number of shares of Common Stock outstanding on such Determination Date (excluding any shares purchased in such tender offer) and (y) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph
(h) of this Section 10.06) of the Common Stock on such Determination Date.

      (g) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification to which Section 10.12 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 10.06). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through
(iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 10.06 not be deemed issued until the occurrence of the earliest Trigger Event.

      (h) For the purpose of any computation under paragraphs (b), (d), (e) or
(f) of this Section 10.06, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Sale Prices for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

      Section X.7. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account any subsequent adjustment.

      All calculations under this Article X shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      Section X.8. When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

      No adjustment need be made for a change in the par value or no par value of the Common Stock.

      To the extent the Securities become convertible into Cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the Cash, assets, property or such securities. Interest will not accrue on the Cash.

      Section X.9. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

      Section X.10. Voluntary Increase. The Company may, at its option, make such increases in the Conversion Rate, in addition to those required by Section 10.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination, in its sole discretion, that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. The Company shall mail such notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

      Section X.11. Notice of Certain Transactions. If:

           (a) the Company makes any distribution or dividend that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or

           (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or

           (c) there is a liquidation, dissolution or winding-up of the Company; then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date; provided that failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

      Section X.12. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (a) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(b) any consolidation, combination or merger of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance, assuming that a Holder thereof would not have exercised any rights of election as to the stock, securities or other property or assets (including Cash) receivable in connection therewith. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities in the manner provided for in Section 11.02 of this Indenture.

      The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

      If this Section applies, Section 10.06 shall not apply.

      Section X.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article X is conclusive.

      Section X.14. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section 10.09. Each Conversion Agent shall have the same protection under this Section 10.14 as the Trustee.

      Section X.15. Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.06(a), 10.06(b), 10.06(d) or 10.06(e), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06(d), second, the provisions of Section 10.06(e), third, the provisions of
Section 10.06(a) and, fourth, the provisions of Section 10.06(b), provided that the Conversion Rate will not be adjusted under two provisions for the same event.

      Section X.16. Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

      Section X.17. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article X, such adjustments shall be made to the provisions of Section 10.06(h) as may be necessary or appropriate to effectuate the intent of this Article X and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.


                                   ARTICLE XI

                                  MISCELLANEOUS

      Section XI.1. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however that this
Section 11.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision of the TIA shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

      Section XI.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

      If to the Company:

           AMF Bowling, Inc.
           8100 AMF Drive
           Richmond, VA  23111
           Attn: Secretary

           Telephone Number: (804) 730-4000
           Facsimile Number: (804) 730-4327

      With a copy to:

           McGuire, Woods, Battle & Boothe LLP
           901 East Cary Street
           Richmond, VA  23219
           Attn: Joseph C. Carter, III, Esq.

           Telephone Number: (804) 775-1000
           Facsimile Number:  (804) 775-1061

           and to

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Attn: Daniel A. Neff, Esq.

           Telephone Number: (212) 403-1000
           Facsimile Number:  (212) 403-2000

      If to the Trustee:

           The Bank of New York
           101 Barclay Street
           Floor 21 West
           New York, New York  10286
           (Attention: Corporate Trust Administration)

           Telephone Number: (212) 815-5939
           Facsimile Number:  (212) 815-5915

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section XI.3. Communication by Holders with Other Holders. Holders may Communication by Holders with Other Holders communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section XI.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section XI.5. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

           (a) a statement that each individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

           (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

      Section XI.6. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section XI.7. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section XI.8. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, or Liquidated Damages, if any, shall accrue for the intervening period. If the last day (other than the Stated Maturity) on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

      Section XI.9. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      Section XI.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section XI.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section XI.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      Section XI.13. Liquidated Damages. The Company agrees that the Holders are entitled to the benefits of the Registration Rights Agreement and that Liquidated Damages, if any, will be payable on the Securities and the Common Stock issuable upon conversion, redemption or repurchase thereof in accordance with, and subject to, the terms and conditions set forth herein and therein.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture on behalf of the respective parties hereto as of the date first written above.

                                           AMF BOWLING, INC.


                                           By_____________________________
                                              Name:
                                              Title:

                                           THE BANK OF NEW YORK


                                           By_____________________________
                                             Authorized Signatory

STATE OF NEW YORK  )   ss.:
COUNTY OF NEW YORK )

           On the _____ day of May, 1998, before me personally came Stephen E. Hare, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President of AMF Bowling, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                ------------------------------



STATE OF NEW YORK  )   ss.:
COUNTY OF NEW YORK )


           On the _____ day of May, 1998, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________________________ of
The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                ------------------------------

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

      FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE SECRETARY OF THE COMPANY AT (804) 730-4000.


                      [FORM OF LEGEND FOR GLOBAL SECURITY]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

      THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION, REDEMPTION OR REPURCHASE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITIES OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR REPURCHASE THEREOF.

      THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY OR ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                AMF BOWLING, INC.


                   ZERO COUPON CONVERTIBLE DEBENTURE DUE 2018


No. _________                                                  CUSIP: 03113VAA7


Issue Date:  May 12, 1998                     Original Issue Discount:  $743.43
Issue Price: $252.57                          (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)



      AMF Bowling, Inc., a Delaware corporation, promises to pay to          or
registered assigns, on May 12, 2018 [the Principal Amount of
Dollars ($    )].(1)

      This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible and subject to repurchase or redemption as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

      IN WITNESS WHEREOF, AMF Bowling, Inc. has caused this instrument to be duly executed under its corporate seal.

                                          AMF BOWLING, INC.


                                          By:_________________________________
                                              Name:
                                              Title:
[SEAL]

Attest:


By:_________________________________
     Name:
     Title:

Dated:  May 12, 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By_____________________________
           Authorized Signatory

(1) The global Security will read instead: "The Principal Amount then shown on Schedule A hereto."

                       [FORM OF REVERSE SIDE OF SECURITY]

                                AMF BOWLING, INC.

                   ZERO COUPON CONVERTIBLE DEBENTURE DUE 2018


1.    Interest

      This Security shall not bear interest, except that if any amount payable hereunder is not paid when due (whether upon acceleration pursuant to Section
6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change of Control Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security, or otherwise), then in each such case the overdue amount shall bear interest at the rate of 7% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall, in the case of any late payment of the Principal Amount, Purchase Price or Change of Control Redemption Price, be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

      The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 7% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on May 12, 1998.

2.    Method of Payment

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Repurchase Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent, Conversion Agent and Registrar

      Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.    Indenture

      The Company issued the Securities under an Indenture (the "Indenture"), dated as of May 12, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

      The Securities are general unsecured obligations of the Company limited to $900,000,000 aggregate Principal Amount (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit the incurrence of other indebtedness of the Company, secured or unsecured.

5.    Redemption at the Option of the Company

      No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to May 12, 2003.

      The "Redemption Price" of any Security shall be equal to the Issue Price of such Security plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, thereon to the date of redemption. The table below shows the Redemption Price of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.


                                    (1)                    (2)                     (3)
                               Security Issue        Accrued Original          Redemption
                                   Price           Issue Discount at 7%           Price
   Redemption Date                                                              (1) + (2)
--------------------------    -----------------    ---------------------   --------------------
May 12, 2003.............              $252.57                  $103.71                $356.28

May 12, 2004.............               252.57                   129.08                 381.65

May 12, 2005.............               252.57                   156.27                 408.84

May 12, 2006.............               252.57                   185.39                 437.96

May 12, 2007.............               252.57                   216.58                 469.15

May 12, 2008.............               252.57                   250.00                 502.57

May 12, 2009.............               252.57                   285.79                 538.36

May 12, 2010.............               252.57                   324.14                 576.71

May 12, 2011.............               252.57                   365.21                 617.78

May 12, 2012.............               252.57                   409.21                 661.78

May 12, 2013.............               252.57                   456.35                 708.92

May 12, 2014.............               252.57                   506.84                 759.41

May 12, 2015.............               252.57                   560.93                 813.50

May 12, 2016.............               252.57                   618.87                 871.44

May 12, 2017.............               252.57                   680.94                 933.51

Stated Maturity..........               252.57                   747.43               1,000.00

6. Purchase by the Company at the Option of the Holder; Redemption at the Option of the Holder Upon a Change of Control

           (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at a Purchase Price equal to the Issue Price of such Security plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, thereon to the date of purchase, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

                PURCHASE DATE              PURCHASE PRICE
                ------------               --------------
                May 12, 2003                   $356.28
                May 12, 2008                   $502.57
                May 12, 2013                   $708.92

Securities in denominations larger than $1,000 of Principal Amount may be required by the Holder to be purchased in part, but only in integral multiples of $1,000 of Principal Amount.

           (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder 45 days after the date of the Company's notice of a Change of Control occurring on or prior to May 12, 2018 for a Change of Control Redemption Price per $1,000 Principal Amount equal to the Issue Price plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, to the Repurchase Date. Securities in denominations larger than $1,000 of Principal Amount may be required by the Holder to be redeemed in part in connection with a Change of Control, but only in integral multiples of $1,000 of Principal Amount.

           (c) Holders have the right to withdraw any Purchase Notice or Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

           (d) If the Paying Agent holds, in accordance with the Indenture, on the Business Day following a Purchase Date or a Repurchase Date money or securities, if permitted hereunder and under the Indenture, sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive such payment).

7.    Notice of Redemption at the Option of the Company

      Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities at the Holder's registered address. If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date money sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive such payment); provided that notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.    Conversion

      Subject to the next two succeeding sentences and the terms and conditions of the Indenture, a Holder of a Security may convert this Security for Common Stock of the Company at any time prior to the close of business on May 12, 2018. If this Security is called for redemption, the Holder may convert it at any time before the close of business on the applicable Redemption Date unless the Company defaults in the payment of the Redemption Price. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security pursuant to Section 3.08 of the Indenture or to repurchase such Security in the event of a Change of Control pursuant to
Section 3.09 of the Indenture may be converted only if the notice of such exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 8.6734 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events specified in Section
10.06 of the Indenture. The Company will deliver Cash in lieu of any fractional share of Common Stock as provided in the Indenture.

      To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

      A Holder may convert a portion of this Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof.

9.    Conversion Arrangement on Call for Redemption

      Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them for Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.   Registration Rights

      The Holder of this Security and the Common Stock issuable upon conversion, redemption or repurchase thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of May 12, 1998, among the Company, the Designated Subsidiaries named therein and the Initial Purchasers.

11.   Denominations; Transfer; Exchange

      The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.   Persons Deemed Owners

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.   Unclaimed Money or Securities

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company.

14.   Amendment; Waiver

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article V or Section 10.12 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.   Defaults and Remedies

      If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts due under this Security) if it determines that withholding notice is in their interests.

16.   Trustee Dealings with the Company

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication

      This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.   Abbreviations

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   Governing Law

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                          [FORM OF CONVERSION NOTICE]

                               CONVERSION NOTICE

To:   AMF Bowling, Inc.

      The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $ 1,000 Principal Amount or an integral multiple thereof) below designated, for shares of Common Stock of AMF Bowling, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay any documentary, stamp or similar issue or transfer taxes payable with respect thereto.

Dated:
                             ------------------------------

                             ------------------------------
                                       Signature (s)


Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:

--------------------------------------
(Name)

--------------------------------------
(Street Address)

--------------------------------------
(City, state and zip code)

Please print name and address

                                     Principal amount to be
                                     converted (if less than
                                     all):

                                           $----------

                                           ---------------------------------
                                           Social Security or Other Taxpayer
                                           Identification Number

                     [FORM OF ELECTION OF HOLDER TO REQUIRE
                      REDEMPTION UPON A CHANGE OF CONTROL]


To:   The Bank of New York

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from AMF Bowling, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 Principal Amount or an integral multiple thereof) below designated, as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6(b) of this Security and in the Indenture the Indenture referred to in this Security.

      The undersigned hereby directs the Company to pay ____________________ an amount in Cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to the Issue Price plus accrued Original Issue Discount and interest, if any, and Liquidated Damages, if any, to the Repurchase Date (the "Change of Control Redemption Price"), as provided in the Indenture; provided that if the Company elects to pay any portion of the Change of Control Redemption Price in Common Stock but such portion will ultimately be payable in Cash, pursuant to Section 3.09(d) or (e) of the Indenture, then the undersigned elects (check one):

      (  ) to withdraw this notice with respect to the following Securities:

           Principal Amount:

           Certificate numbers:

      (  ) to receive Cash in respect of the entire Change of Control Redemption
           Price with respect to the Securities that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive Cash in respect of the entire Change of Control Redemption Price for all Securities subject to this notice.


Dated: __________

-----------------

                                            --------------------------------
                                                              Signature (s)


                                            Security certificate number:

                                            Principal Amount to be redeemed
                                            (if less than all): $_____________

                                            Remaining Principal Amount after
                                            redemption: $________________

                                            --------------------------------
                                            Social Security or Other Taxpayer
                                            Identification Number

             (FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                    TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   Schedule A

Principal Amount of Global Security:  $____________, reduced as set forth below.

                 Changes to Principal Amount of Global Security




     Date           Principal Amount of Securities by which         Remaining Principal Amount       Notation Made
                    this Global Security is to be Reduced,            of this Global Security             by
                           and Reason for Reduction

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------

-----------  --------------------------------------------------  ------------------------------  -------------------
